Exhibit 99.1

Descrypto Holdings’ Subsidiary OpenLocker to Launch the Brave Heartz Lacrosse Club NFT Collection Featuring Premiere Lacrosse League Stars Grant Ament and Rob Pannell to Engage and Mentor Fans Worldwide

West Palm Beach, Florida, July 06, 2022 (GLOBE NEWSWIRE) — OpenLocker, Inc, a subsidiary of DesCrypto Holdings Inc., (“Descrypto” or the “Company” OTC: DSRO) is pleased to announce the launch of the Brave Heartz Lacrosse Club (BHLC), an exclusive community dedicated to connecting lacrosse fans and athletes. A limited-edition collection of Non-Fungible Tokens (NFTs) will be released this summer on OpenLocker’s fan friendly platform using blockchain technology to provide next level utility and experiences. The first series will include the Name, Image and Likeness of Premiere Lacrosse League stars Grant Ament and Rob Pannell.

Each Brave Heartz Lacrosse Club NFT will feature a lacrosse player avatar with a unique combination of randomly generated traits with defined scarcity scores. There will also be a set of rare (1-of-5) avatars illustrated in the likeness of participating Premier Lacrosse League players. Each NFT will grant access to exclusive experiences, a members-only gear shop and platform for fans to enter giveaways for autographed memorabilia. Ownership of an athlete’s extremely rare avatar NFT will provide additional benefits determined by the athlete. Ament and Pannell will be providing virtual mentoring sessions to owners of their avatar NFTs.

OpenLocker’s fan friendly platform removes obstacles to the adoption of digital collectibles by accepting both fiat and cryptocurrency as well as minimizing the steps required to set up a digital wallet to store NFT’s. The company connects the digital and the physical worlds by delivering a physical card of ownership to fans who purchase an NFT on its platform. The Platinum card is a wallet-sized, metal card that is hand-signed by the athlete and features digital art on one side and a QR code on the back which directs you to the respective marketplace.

Grant Ament stated “Growing up there wasn’t an easy way for fans to connect with professional lacrosse players. Being in the position I am now, I felt it would be really cool if we could find a way to engage with our fanbase in a genuine way. After reviewing all options, we felt that OpenLocker provided the best platform to do so. We’re excited to engage with and mentor the next generation of lacrosse players with OpenLocker’s innovative platform.”.

“The NFT space is growing every day and we are excited to bring lacrosse into the mix. The lacrosse community is very active and passionate about their sport and we feel this is a great opportunity for them to engage with some of their favorite players in a way never seen before.” Said Rob Pannell.

“We are extremely pleased to have been selected by Grant and Rob to partner with them in representing the great and growing sport of lacrosse. In the sport of lacrosse, the term “Brave Hearts” is considered the most exciting, toughest and decisive moment of the game. We couldn’t work with two better representatives who exemplify that competitive spirit “stated Howard Gostfrand, CEO of Descrypto Holdings, Inc.

To learn more about the Brave Heartz Lacrosse Club and sign up for early access, visit: www.braveheartzlax.io

About Descrypto Holdings, Inc.

“Descrypto is a holding company focused on acquiring businesses in the sports and entertainment industry that utilize blockchain technology to enhance athletes, teams and fan’s experiences to achieve further mutual engagement and monetization opportunities. Through its subsidiary, OpenLocker, Descrypto is connecting fans and athletes with innovative digital collectibles powered by Non-Fungible Tokens (NFT’S) and through OpenStable, which is part of the OpenLocker vertical, Descrypto is creating thoroughbred racing digital collectibles to help grow the next generation of fans.”

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

For more information visit: www.descrypto.io.

Investor Contact

Howard Gostfrand, CEO

305-351-9195

hgostfrand@descrypto.io